                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K/A

                                Amendment No. 2

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:                     June 13, 1995




                            HEALTHSOUTH Corporation
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                     1-10315                 63-0860407
     ------------------                ---------              ------------
        (State or Other              (Commission            (I.R.S. Employer
  Jurisdiction of Incorporation      File Number)          Identification No.)
       or Organization)



              Two Perimeter Park South
                 Birmingham, Alabama                              35243
            ----------------------------                     -------------
                (Address of Principal                          (Zip Code)
                 Executive Offices)



           Registrant's Telephone Number,                    (205) 967-7116
                Including Area Code:

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS


         Effective June 13, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), and its wholly-owned subsidiary, ASC Atlanta Acquisition Company, Inc., a Delaware corporation ("ASC"), completed the acquisition of Surgical Health Corporation, a Delaware corporation ("SHC"), through a merger of ASC into SHC. As contemplated by the terms of the Amended and Restated Plan and Agreement of Merger by and among the parties, SHC is the surviving corporation in the merger, and is wholly-owned by the Company. SHC stockholders received .2633 shares of the Common Stock, par value $.01 per share, of the Company for each share of the Common Stock, par value $.0025 per share, Series A Convertible Preferred Stock, par value $.01 per share, Series B Convertible Preferred Stock, par value $.01 per share, or Series C Convertible Preferred Stock, par value $.01 per share, of SHC held by them. The exchange ratio represents a value of $4.60 per share to SHC's stockholders, resulting in an approximate value of the transaction of $155,000,000.

         Prior to consummation of the acquisition, SHC was the nation's second largest independent outpatient surgery company. It operated 36 outpatient surgery centers in 11 states.


Item 5.           OTHER EVENTS


         At the Annual Meeting of Stockholders of the Company held June 6, 1995, the stockholders of the Company approved a proposal to increase the number of authorized shares of Common Stock, par value $.01 per share, to 150,000,000 shares. On June 8, 1995, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect such amendment.

         On June 20, 1995, SHC, as successor to ASC, completed a tender offer (the "Tender Offer") to purchase all of the outstanding 11 1/2% Senior Subordinated Notes due 2004 (the "Notes") of SHC at a cash price of $1,150 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, such date. The total principal amount of the Notes was $75,000,000, $67,500,000 of which was tendered in the offer. In connection with the Tender Offer, ASC solicited and received the requisite consents from the holders of the Notes to the adoption of proposed amendments to the Indenture pursuant to which the Notes were originally issued.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS


         (a)      Financial Statements of Businesses Acquired.

         The required audited consolidated financial statements of SHC at December 31, 1994, and the period then ended, were filed with the Company's Registration Statement on Form S-4 dated March 8, 1995 (Reg. No. 33-57987) and are hereby incorporated herein by reference. The required unaudited consolidated financial statements of SHC at March 31, 1995, and the period then ended, were filed with SHC's Quarterly Report on Form 10-Q dated May 12, 1995, and are hereby incorporated herein by reference.

         (b)      Pro Forma Financial Information.

         The required Pro Forma Consolidated Financial Statements of the Company at December 31, 1994 were filed with Amendment No. 5 to the Company's Current Report on Form 8-K/A dated May 19, 1995, and are hereby incorporated herein by reference. It is impracticable to provide the required Pro Forma Consolidated Financial Statements for the Company at March 31, 1995, and the period then ended. Such required Pro Forma Consolidated Financial Statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after June 28, 1995.

         (c)      Exhibits.

                   (2) Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995, by and among HEALTHSOUTH Corporation, ASC Atlanta Acquisition Company, Inc. and Surgical Health Corporation, incorporated herein by reference to Annex A to the Prospectus forming a part of the Company's Registration Statement on Form S-4 (Reg. No. 33-57987), as filed with the Commission on March 8, 1995.

                  (3) Restated Certificate of Incorporation of HEALTHSOUTH Corporation, as filed on June 8, 1995, with the Secretary of State of the State of Delaware.

                  (99)-1 Audited consolidated financial statements of SHC at December 31, 1994, and the period then ended, as filed with the Company's Registration Statement on Form S-4 dated March 8, 1995 (Reg. No. 33-57987).

                  (99)-2 Pro Forma Consolidated Financial Statements of the Company at December 31, 1994, as filed with Amendment No. 5 to the Company Current Report on Form 8-K/A dated May 19, 1995.


         The Registrant undertakes to furnish supplementally to the Commission upon request a copy of any Exhibit to the Amended and Restated Plan and Agreement of Merger, incorporated by reference herein as Exhibit (2).

                         INDEX TO FINANCIAL STATEMENTS

                                                                        Page No.


HEALTHSOUTH CORPORATION


Pro Forma Consolidated Balance Sheet at March 31, 1995
         (Unaudited)

Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 1995
         (Unaudited)

Pro Forma Consolidated Statement of Stockholders' Equity
         For the Three Months Ended March 31, 1995
         (Unaudited)

Pro Forma Consolidated Statement of Cash Flows
         For the Three Months Ended March 31, 1995
         (Unaudited)

Notes to Pro Forma Consolidated Financial Statements

                          SURGICAL HEALTH CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (000's omitted, except per share data)

                                                                               December 31, 1994            March 31, 1995
                                                                               -----------------            --------------
                                                                                                              (Unaudited)

                                     ASSETS

Current assets:
   Cash and cash equivalents...............................................       $    2,786                  $   5,862
   Accounts receivable, net................................................           19,939                     20,898
   Other receivables.......................................................              854                        691
   Supplies  ..............................................................            3,889                      4,188
   Prepaid expenses and other..............................................            1,175                      1,245
   Income taxes refundable.................................................              599                        220
                                                                                         ---                        ---
             Total current assets..........................................           29,242                     33,104

Property and equipment, net................................................           67,834                     71,569

Other assets:
   Intangible assets, net..................................................           75,988                     75,439
   Deferred costs..........................................................            9,796                      9,291
   Deposits and other......................................................            1,142                      1,166
                                                                                       -----                      -----
             ..............................................................           86,926                     85,896
                                                                                      ------                     ------
             Total assets..................................................       $  184,002                  $ 190,569
                                                                                  =  =======                  = =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable........................................................       $    3,974                  $   3,846
   Accrued expenses........................................................           10,638                      8,160
   Current portion of long-term debt and capital lease obligations.........            1,985                      2,065
                                                                                       -----                      -----
             Total current liabilities.....................................           16,597                     14,071

Long-term debt and capital lease obligations, less current portion.........           12,635                     20,875
Senior subordinated notes..................................................           75,000                     75,000
Other long-term liabilities................................................            2,743                      2,292
Deferred income taxes......................................................              713                        713
Minority interests.........................................................           12,528                     13,059

Commitments and contingencies..............................................
Redeemable common stock and warrants.......................................            3,034                      3,034
Redeemable convertible preferred stock in series, $.01 par value:
   Authorized shares -- 15,022,053
   Issued and  outstanding  shares --  9,313,007  in 1995 and 1994;  liquidation value of $32,948,000 in 1995 and $32,144,000
      in 1994..............................................................               93                         93
   Additional paid-in capital on redeemable convertible
      preferred stock......................................................           26,476                     26,476

                          SURGICAL HEALTH CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (000's omitted, except per share data)

                                                                               December 31, 1994            March 31, 1995
                                                                               -----------------            --------------
                                                                                                              (Unaudited)
Shareholders' equity:
   Preferred Stock, $.01 par value:
      Authorized shares -- 10,000,000
      Issued and outstanding shares-- none.................................              ---                        ---
   Non-voting common stock, $.0025 par value:
      Authorized shares -- 700,000
      Issued and outstanding shares-- none.................................               --                         --
   Common stock, $.0025 par value:
      Authorized shares -- 60,000,000
      Issued and outstanding shares -- 21,680,917 in 1994 and
         21,960,718 in 1995................................................               54                         54
   Additional paid-in capital on common stock..............................           33,392                     33,449
   Retained earnings.......................................................              737                      1,453
                                                                                         ---                      -----
             Total shareholders' equity....................................           34,183                     34,956
                                                                                      ------                     ------
             Total liabilities and shareholders' equity....................       $  184,002                  $ 190,569
                                                                                  =  =======                  = =======


           See notes to condensed consolidated financial statements.

                          SURGICAL HEALTH CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                     (000's omitted, except per share data)


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                       1994                1995

Net revenues..................................................................      $    23,478         $    31,058

Facility operating costs......................................................           17,268              23,497
General, administrative and development expenses..............................            1,437               1,385
Provision for doubtful accounts...............................................              609                 854
Interest expense..............................................................            1,329               2,747
Merger costs..................................................................            3,265                 ---
Interest and other income.....................................................             (236)               (468)
                                                                                           ----                ----
Income (loss) before minority interests and income taxes......................             (194)              3,043
Minority interests in net earnings of partnerships............................            1,341               1,809
                                                                                          -----               -----
Income (loss) before income taxes.............................................           (1,535)              1,234
Income tax expense (benefit)..................................................             (816)                518
                                                                                           ----                 ---
Net income (loss).............................................................      $      (719)        $       716
                                                                                    =      ====         =       ===

Net income (loss) per common share............................................      $      (.03)        $       .02
                                                                                    =      ====         =       ===

Weighted average common and common equivalent shares
   outstanding................................................................           21,804              33,082
                                                                                         ======              ======


           See notes to condensed consolidated financial statements.


                                       3

                          SURGICAL HEALTH CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF REDEEMABLE
                 CONVERTIBLE PREFERRED STOCK, COMMON STOCK AND
                     OTHER SHAREHOLDERS' EQUITY (Unaudited)
                                (000's omitted)




                                      Redeemable Convertible Preferred Stock              Shareholders' Equity
                                                                          Additional              Additional
                                      Series A     Series B    Series C     Paid-In                 Paid-In
                                     Convertible  Convertible Convertible Capital on              Capital on
                                      Preferred    Preferred   Preferred   Preferred    Common      Common     Retained
                                        Stock        Stock       Stock       Stock       Stock       Stock      Earnings
                                       --------    ---------    --------  ----------   - --------   ---------    ---------
Balance at December 31, 1994......      $    19     $     40     $    34     $26,476     $    54     $33,392     $   737

Issuance of common stock from
   exercise of stock options and
   warrants.......................           --           --          --          --          --          57          --

Net income........................           --           --          --          --          --          --         716
                                             --           --          --          --          --          --         ---
Balance at March 31, 1995.........      $    19     $     40     $    34     $26,476     $    54     $33,449     $ 1,453
                                        =    ==     =     ==     =    ==     =======     =    ==     =======     = =====


           See notes to condensed consolidated financial statements.

                          SURGICAL HEALTH CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                (000's omitted)

                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                       1994                1995

Operating activities:
Net income (loss).............................................................      $      (719)        $       716
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
      Provision for doubtful accounts.........................................              609                 854
      Depreciation and amortization...........................................            2,333               3,541
      Minority interests in net earnings of partnership.......................            1,341               1,809
      Changes in operating  assets and  liabilities  (net of acquired  operating assets and liabilities):
           Accounts receivable................................................             (782)             (1,813)
           Supplies...........................................................              (94)               (299)
           Prepaid expenses...................................................              516                 (70)
           Other current assets...............................................              199                 163
           Accounts payable...................................................             (687)               (128)
           Accrued expenses...................................................               90              (2,478)
           Income taxes refundable............................................             (950)                379
                                                                                           ----                 ---
Net cash provided by operating activities.....................................            1,856               2,674

Investing activities:
Purchase of property and equipment............................................           (8,515)             (5,941)
Increase in deferred costs, deposits and other................................             (229)               (305)
                                                                                           ----                ----
Net cash used in investing activities.........................................           (8,744)             (6,246)

Financing activities:
Proceeds from issuance of common stock........................................              ---                  57
Contributions from limited partners...........................................              391                 431
Distributions to limited partners.............................................           (2,246)             (1,710)
Proceeds from issuance of long-term debt......................................           10,323               8,800
Payments of capital lease obligations and long-term debt......................           (4,545)               (480)
Increase (decrease) in other liabilities......................................              605                (450)
                                                                                            ---                ----
Net cash provided by financing activities.....................................            4,528               6,648

Net increase (decrease) in cash and cash equivalents..........................           (2,360)              3,076
Cash and cash equivalents at beginning of period..............................           12,700               2,786
                                                                                         ------               -----
Cash and cash equivalents at end of period....................................      $    10,340         $     5,862
                                                                                    =    ======         =     =====

Supplemental information:
Cash payments of interest.....................................................      $     1,351         $     5,159
                                                                                    =     =====         =     =====
Cash payments of income taxes.................................................      $       683         $        80
                                                                                    =       ===         =        ==

           See notes to condensed consolidated financial statements.

                          SURGICAL HEALTH CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                 MARCH 31, 1995



A.       Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. In the opinion of management, all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position of the Company as of March 31, 1995 and the results of operations for the three months ended March 31, 1994 and 1995 have been included. These statements do not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with the financial statements and notes thereto for the three-year period ended December 31, 1994.

         The results of operations for the three-month period ended March 31, 1995 are not necessarily indicative of trends or results of operations to be expected for the year ending December 31, 1995.


B.       Description of Business

         As of March 31, 1995, the Company, through its wholly-owned subsidiaries, owned a majority or controlling interest in and managed 36 outpatient surgery centers, and had three additional outpatient surgery centers under development.


C.       Mergers

         Net revenues and net income (loss) for the merged companies as described in Note 1 "Description of Business" and "Basis of Presentation" to the 1994 Consolidated Financial Statements for 1994 follows:


                                                                                Three Months Ended
                                                                                  March 31, 1994
                                                                               Net            Net Income
                                                                            Revenues            (Loss)
                                                                                    (in 000's)

          The Company...................................................   $   21,501         $     (790)
          Merged companies..............................................        1,977                 71
                                                                                -----                 --
          Combined......................................................   $   23,478         $     (719)
                                                                           =   ======         =     ====

         During the three months ended March 31, 1994, the Company expensed approximately $3,265,000 in costs incurred in connection with the Heritage merger. These costs include $2,490,000 of advisory fees, legal and accounting costs as well as other merger related expenses incurred in

                          SURGICAL HEALTH CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                  (continued)


investigating, negotiating and closing the merger. Additionally, the Company expensed approximately $775,000 for severance and other costs associated with merger-related operations adjustments.


D.       Long-Term Debt and Capital Lease Obligations

         At March 31, 1995, long-term debt consisted of the following (in thousands):

         Long-term debt under Amended Loan and Security Agreement.....................  $   17,800
         Capital lease obligations....................................................       5,140
                                                                                             -----
                                                                                            22,940
         Current portion..............................................................      (2,065)
                                                                                            ------
                                                                                        $   20,875

                                                                                            ======

         Effective June 28, 1994, the Company amended and restated its existing Loan and Security Agreement (the "Amended Agreement") with its primary lender. The Amended Agreement provides for a revolving credit facility of up to $50 million which expires on December 31, 1999. Borrowings outstanding under the Amended Agreement bear interest, at the Company's option, at either the bank's prime rate plus 1/4% or LIBOR plus 2 1/4%. As of May 1, 1995, the Company had
approximately   $30.4  million   available  for  future  borrowings  under  this
agreement.


E.       Senior Subordinated Notes

         On June 29, 1994, the Company issued $75 million of 11.5% Senior Subordinated Notes due July 15, 2004 (the "Notes"). The Notes may not be redeemed by the Company prior to July 15, 1999, except that prior to July 15, 1997, the Company may redeem up to $18.75 million in aggregate principal amount of the notes at 110% of the principal amount plus accrued interest with the proceeds of an initial public offering of common stock. The terms of the Notes provide for limitations on the Company's ability to incur additional indebtedness (excluding borrowings under the Company's senior credit facility); to repurchase outstanding capital stock; to declare any dividends on any class of capital stock or to make certain investments.

                          SURGICAL HEALTH CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                  (continued)


F.       Income Taxes

         A reconciliation of the recorded income tax rate to the federal statutory rate of 34% is as follows:

                                                                                Three Months Ended
                                                                                     March 31
                                                                                    (in 000's)
                                                                              1994               1995

         Statutory federal income tax expense (benefit)................     $   (522)          $    420
         State income taxes, net of federal benefit....................          (76)                69
         Non-deductible amortization of intangible assets..............          (92)                92
         Non-deductible merger costs...................................         (107)                --
         Other.........................................................          (19)               (63)
                                                                                 ---                ---
         Income tax expense (benefit)..................................     $   (816)          $    518
                                                                            =   ====           =    ===

         In 1995, income taxes are being provided for based on projected year end earnings and projected tax expense. Based on these projections, an effective tax rate of 42% was provided for the first quarter of 1995.


G.       Redeemable Convertible Preferred Stock and Shareholders' Equity

         At March 31, 1995, the Company had authorized 5,450,624; 6,000,000; and 3,571,429 shares of series A, series B and series C redeemable convertible preferred stock, respectively. The following is a summary of the issued and outstanding shares and liquidation value by series as of March 31, 1995.


                                                                                 Issued and
                                                                                 Outstanding         Liquidation
                                                                                   Shares              Values

Series A  ..................................................................    1,911,902  $      3,676,000
Series B  ..................................................................    3,961,413         15,142,000
Series C  ..................................................................    3,439,692         14,130,000
                                                                                ---------         ----------
          Total.............................................................       9,313,007      $    32,948,000
                                                                                   =========      =    ==========

         Since December 31, 1994 options to purchase 5,000 shares of the Company's common stock at $3.67 per share have been issued to a consultant of the Company.

         In June 1994, the holders of the outstanding convertible preferred stock agreed to amend the Company's Certificate of Incorporation to provide that the outstanding preferred stock cannot be redeemed prior to July 15, 2004.

H.       Commitments and Contingencies

         As of March 31, 1995, the Company had under construction three surgery centers. The Company estimates that it will cost approximately $6.0 million to complete the construction and equip these centers.

         The Company is a party in two related state court proceedings commenced in November 1992 and January 1993 challenging the determination by the Georgia State Health Planning Agency that no Certificate of Need (CON) was required for the relocation of the Company's Northlake Center for Outpatient Surgery in Atlanta, Georgia (the Northlake Center). The Company received favorable rulings on these matters by the state court; however, these rulings were appealed to the Georgia Supreme Court.
No decision on such appeal has been rendered.

         The Company believes that it has meritorious defenses; however, if the Company does not receive a favorable decision in the Supreme Court, it may be required to discontinue operation of the Northlake Center. The Company intends to apply for a CON in such event.

         Although the likelihood of an unfavorable outcome of the appeal process or the possibility of obtaining a CON cannot be assessed at this time, the Company believes that the resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.

         Total assets of the Northlake Center at March 31, 1995 are $1,796,000, including cash and accounts receivable of $244,000. In addition, the Company's noncancellable lease on this facility requires annual lease payments of $243,600 (with annual increases of at least 2%) through 2008. Net revenues of the Northlake Center in the first quarter of 1994 and 1995 were $157,000 and $227,000, respectively.

         In January 1995, the Company entered into a merger agreement with HEALTHSOUTH Corporation under which all of the Company's outstanding shares of common stock and redeemable convertible preferred stock would be exchanged for common stock of HEALTHSOUTH Corporation. The Company must obtain the consent of the Lender under the Amended Agreement prior to consummation of the merger. In addition, should this merger be consummated, the Company would be required to offer to purchase all outstanding Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest.


I.       Subsequent Events

         On May 3, 1995, the Company acquired substantially all of the assets of an outpatient surgery center in Washington, Missouri. The aggregate purchase price was approximately $1,835,000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:             June 28, 1995.

                            HEALTHSOUTH Corporation


                            By      /s/ RICHARD M. SCRUSHY
                              ----------------------------------------
                                      Richard M. Scrushy,
                                      Chairman of the Board
                                  and Chief Executive Officer

                                                             EXHIBIT (3)



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTHSOUTH REHABILITATION CORPORATION


         HEALTHSOUTH Rehabilitation Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation, prior to the amendments made herein, is HEALTHSOUTH Rehabilitation Corporation.

         The Corporation was originally incorporated under the name AMCARE, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was February 22, 1984.

         2. This Restated Certificate of Incorporation further amends and restates the Restated Certificate of Incorporation of the Corporation by inserting therein a new Article FIRST and a new first paragraph in Article FOURTH.

         3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is further amended hereby to read as herein set forth in full:

         "FIRST:  The name of the Corporation is HEALTHSOUTH Corporation.

                                                                EXHIBIT (3)


         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are:

                  (a) To  engage  in the  business  of  providing  comprehensive rehabilitation and clinical healthcare services on an ambulatory and inpatient basis in rehabilitation clinics and hospitals to the general public through the provision of physician services, physical therapy, social and/or psychological, respiratory therapy, cardiac rehabilitation, pulmonary rehabilitation, occupational therapy, speech pathology, prosthetic and orthotic devices, nursing care, drugs and biologicals, supplies, appliances and equipment and other services and to do any and all things necessary and appropriate to carry out such business effectively, including, without limitation, the owning, leasing, management and operation of medical facilities and other physical properties, either directly or indirectly, or in concert with others.

                  (b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred One Million Five Hundred Thousand (101,500,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value One Cent ($.01) per share, and One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value Ten Cents ($.10) per share.

         Shares of Preferred Stock may be issued from time-to-time in one or more series, each such series to have such distinctive designation or title as may be stated and expressed in this Article FOURTH or as may be fixed by the Board of Directors

                                                                    EXHIBIT (3)

prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and such relative, participating, optional or other special rights (including, without limitation, the right to convert the shares of such Preferred Stock into shares of the Corporation's Common Stock at such rate and upon such terms and conditions as may be fixed by the Corporation's Board of Directors), with such qualifications, limitations or restrictions of such preferences or rights as shall be stated and expressed in this Article FOURTH or in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time-to-time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware.

         Except as may be otherwise provided in this Article FOURTH or in the resolution or resolutions providing for the issue of a particular series, the Board of Directors may from time-to-time increase the number of shares of any series already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof.

         FIFTH: The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot.

                                                              EXHIBIT (3)


         SIXTH: Special Meetings of the stockholders of the Corporation may be called only by the Board of Directors of the Corporation by resolution adopted by a majority of the whole Board of Directors or in writing by the holders of at least 20% of the outstanding shares of the Corporation entitled to vote in elections of Directors.

         SEVENTH: (a) Unless the conditions set forth in clauses (1) through (4) of this Article SEVENTH, Section (a) are satisfied, the affirmative vote of the holders of Sixty-Six and Two-Thirds Percent (66-2/3%) of all shares of the Corporation entitled to vote in elections of Directors, considered for the purposes of this Article SEVENTH as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than Twenty Percent (20%) of the outstanding shares of the Corporation entitled to vote in elections of Directors, considered for the purposes of this Article SEVENTH as one class. The Sixty-Six and Two-Thirds Percent (66-2/3%) voting requirement set forth in the foregoing sentence shall not be applicable if:

                  (1) The cash, or fair market value of other consideration, to be received per share by holders of the Corporation's Common Stock in the business combination is at least an amount equal to (A) the highest per share price paid by the other entity in acquiring any of its holdings of the Corporation's Common Stock plus (B) the aggregate amount, if any, by which Five Percent (5%) per annum of that per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the Twenty Percent (20%) interest;

                  (2) After the other entity has acquired a Twenty Percent (20%) interest and prior to the consummation of the business combina-tion: (A) the other entity shall have taken steps to ensure that the

                                                                     EXHIBIT (3)

         Corporation's Board of Directors included at all times representation by continuing Director(s) (as hereinafter defined) proportionate to the stockholders of the public holders of the Corporation's Common Stock not affiliated with the other entity (with a continuing Director to occupy any resulting fractional board position); (B) the other entity shall not have acquired any newly issued shares, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a Twenty Percent (20%) interest or as a result of a pro rata share dividend or share split); and (C) the other entity shall not have acquired any additional outstanding shares of the Corporation's Common Stock or securities convertible into shares of the Corporation's Common Stock except as a part of the transaction that resulted in the other entity's acquiring its Twenty Percent (20%) interest;

                  (3) The other entity shall not have (A) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or (B) made any major change in the Corporation's business or equity capital structure without in either case the approval of at least a majority of all the Directors and at least two-thirds of the continuing Directors prior to the consummation of the business combination; and

                  (4) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of the business combination and shall have contained at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing Directors, an opinion of a reputable investment banking firm as to the fairness of the terms of the business combination, from the point of view of the remaining public stockholders of the Corporation (the investment banking firm to be selected by a majority of the continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of the opinion).


         The provisions of this Article SEVENTH shall also apply to a business combination with any other entity that at any time has been the beneficial owner, directly or indirectly, of more than Twenty Percent (20%) of the outstanding shares of the Corporation entitled to vote in elections of Directors, considered for the purposes of this Article SEVENTH as one class, notwithstanding the fact that the other entity has

                                                                     EXHIBIT (3)

reduced its shareholders below Twenty Percent (20%) if, as of the record date for the determination of stockholders entitled to notice of and to vote on the business combination, the other entity is an "affiliate" (as hereinafter defined) of the Corporation.

         (b) As used in this Article SEVENTH, (1) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of shares of the Corporation, or that is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on September 1, 1986, together with the successors and assigns of those persons in any transaction or series of transactions not involving a public offering of the Corporation's shares within the meaning of the Securities Act of 1933; (2) an other entity shall be deemed to be the beneficial owner of any shares of the Corporation that the other entity (as defined above) has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise; (3) the outstanding shares of any class of the Corporation shall include shares deemed owned through application of clause (2) above but shall not include any other shares that may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise; (4) the term "business combination" shall include (A) the sale, exchange, lease, transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to any other entity, (B) the consolidation of the Corporation with or its merger into any other entity, (C) the merger into the Corporation of any other entity, or (D) a combination or major-

                                                                    EXHIBIT (3)

ity share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to any other entity or to stockholders of any other entity, and the term "business combination" shall also include any agreement, contract or other arrangement with an other entity providing for any of the transactions described in (A) through (D) of this clause (4); (5) the term "continuing Director" shall mean either a person who was a member of the Corporation's Board of Directors on August 15, 1986, or a person who was elected to the Corporation's Board of Directors by the public stockholders of the Corporation prior to the time when the other entity acquired in excess of five percent (5%) of the shares of the Corporation entitled to vote in the election of Directors, considered for the purposes of this Article SEVENTH as one class, or a person recommended to succeed a continuing Director by a majority of the continuing Directors; and (6) for the purposes of Article SEVENTH, Section (a), clause (1), the term "other consideration to be received" shall mean shares of the Corporation's Common Stock retained by its existing public stockholders in the event of a business combination with the other entity in which the Corporation is the surviving corporation.

         (c) A majority of the continuing Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them, whether (1) the other entity beneficially owns more than Twenty Percent (20%) of the outstanding shares of the Corporation entitled to vote in elections of Directors, (2) an other entity is an "affiliate" or "associate" (as defined above) of another, or (3) an other entity has an agreement, arrangement or understanding with another.

                                                                    EXHIBIT (3)


         (d) Nothing contained in this Article SEVENTH shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

         EIGHTH: Subject to the last sentence of this Article EIGHTH, the Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation including, without limiting the generality of the foregoing, the addition of a provision requiring a supermajority vote of stockholders to remove Directors. The provisions set forth in Articles SIXTH, SEVENTH and this Article EIGHTH of this Certificate of Incorporation may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of Sixty-Six and TwoThirds Percent (66-2/3%) of all shares of the Corporation entitled to vote in elections of Directors, considered for purposes of this Article EIGHTH as one class.

         NINTH: No Director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article NINTH shall not eliminate the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit.

         (4) In accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of

                                                                 EXHIBIT (3)

Incorporation has been duly adopted by the Directors of the Corporation and by vote of the stockholders.

         IN WITNESS WHEREOF, said HEALTHSOUTH Rehabilitation Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Anthony J. Tanner, its Executive Vice President, and attested by William W. Horton, its Assistant Secretary, this 29th day of December, 1994.

                                       HEALTHSOUTH Rehabilitation Corporation


                                       By /s/ Anthony J. Tanner
                                          __________________________________
                                              Anthony J. Tanner
                                          Executive Vice President
[ CORPORATE SEAL ]

ATTEST:


By /s/ William W. Horton
  _______________________________
       William W. Horton
      Assistant Secretary